Exhibit 99.1

April 24, 2025

Merger of Tripadvisor and Liberty TripAdvisor Approved at Liberty TripAdvisor’s Special Meeting of Stockholders

ENGLEWOOD, Colorado --(BUSINESS WIRE)-- Liberty TripAdvisor Holdings, Inc. (OTCMKTS: LTRPA, LTRPB) (“Liberty TripAdvisor”) announced today that, at Liberty TripAdvisor’s virtual special meeting of its holders of Series A common stock (“LTRPA”) and Series B common stock (“LTRPB”) held on April 24, 2025 at 10:15 a.m., M.T., the holders of LTRPA and LTRPB approved (among other things) the previously announced proposals to (i) approve the adoption of the Agreement and Plan of Merger, dated as of December 18, 2024 (the “Merger Agreement”), by and among Tripadvisor, Inc. (“Tripadvisor”), Liberty TripAdvisor, and Telluride Merger Sub Corp., an indirect wholly owned subsidiary of Tripadvisor (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into Liberty TripAdvisor (the “Merger”), and (ii) approve the adoption of an amendment to the Restated Certificate of Incorporation of Liberty TripAdvisor, dated August 27, 2014, which amends certain provisions of the Certificate of Designations of Liberty TripAdvisor 8% Series A Cumulative Redeemable Preferred Stock, dated March 15, 2020, as amended.

In connection with the Merger, it is expected that on April 29, 2025, Liberty TripAdvisor will become an indirect wholly owned subsidiary of Tripadvisor. Accordingly, the shares of LTRPA and LTRPB issued and outstanding as of immediately prior to the effective time of the Merger will be converted into the right to receive $0.2567 per share in cash (without interest), totaling approximately $20 million in the aggregate, and all of the outstanding shares of Liberty TripAdvisor’s 8% Series A Cumulative Redeemable Preferred Stock will be converted into the right to receive, in the aggregate, $42,471,000 in cash, without interest, and 3,037,959 validly issued, fully paid and non-assessable shares of Tripadvisor common stock.

Liberty TripAdvisor expects that shares of LTRPA and LTRPB will cease to be quoted on the OTCQB Venture Market upon the effective time of the Merger prior to market open on April 29, 2025. The surviving company in the Merger intends to file a certification on Form 15 with the Securities and Exchange Commission requesting the termination of registration of LTRPA and LTPRB under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the suspension of Liberty TripAdvisor’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to LTRPA and LTPRB, on or about April 29, 2025.

Following the Merger, it is expected that shares of Tripadvisor common stock will continue to be listed on the Nasdaq Stock Market under the ticker symbol “TRIP”.

Forward-Looking Statements

This communication includes certain forward-looking statements, including certain statements relating to the transactions contemplated by the Merger Agreement (the “Transactions”) and their proposed timing and other matters related to the Transactions. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of conditions to the Transactions. These forward-looking statements speak only as of the date of this communication, and Liberty TripAdvisor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty TripAdvisor’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty TripAdvisor, including its definitive proxy statement materials for the special meeting, amendment no. 3 to its Schedule 13E-3 transaction statement and its most recent Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports Liberty TripAdvisor subsequently files with the SEC, for additional information about Liberty TripAdvisor and about the risks and uncertainties related to Liberty TripAdvisor’s business which may affect the statements made in this communication.

About Liberty TripAdvisor Holdings, Inc.

Liberty TripAdvisor Holdings, Inc. (OTCMKTS: LTRPA, LTRPB) consists of its subsidiary Tripadvisor. Tripadvisor operates as a family of brands that connects people to experiences worth sharing, and aims to be the world’s most trusted source for travel and experiences. Tripadvisor leverages its brands, technology, and capabilities to connect its global audience with partners through rich content, travel guidance, and two-sided marketplaces for experiences, accommodations, restaurants, and other travel categories.

Shane Kleinstein, 720-875-5432

Source: Liberty TripAdvisor Holdings, Inc.